UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Touchstone Strategic Trust

(Name of Registrant as Specified In Its Charter)

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TOUCHSTONE DYNAMIC ALLOCATION FUND

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

PLEASE VOTE NOW!

Meeting Date - September 12, 2023

For Shareholders as of June 30, 2023

When voting, you will be required to provide your Control Number(s) noted below:

XXXXXXXX

THREE CONVENIENT VOTING METHODS TO CAST YOUR VOTE

Call toll-free 1-855-402-0891	Go to	Vote with a live agent
and follow the recorded	www.proxyvotenow.com/Touchstone	or for questions call
instructions		1-888-575-2251

Touchstone Investments

We cordially invite you to attend the special meeting of shareholders of Touchstone Dynamic Allocation Fund. The special meeting of shareholders is scheduled to be held on September 12, 2023 at 3:30 p.m. Eastern Time, at the offices of the Trust, 303 Broadway, Suite 1100, Cincinnati, Ohio 42502.

ADDITIONAL INFORMATION:

Important Materials: Proxy Statement

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 msfs-meetinginfo@morrowsodali.com

P. 833 290 2605

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